UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                     |_|
Filed by a Party other than the Registrant  |X|

Check the appropriate box:
|X|      Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                           IRON MOUNTAIN INCORPORATED
                (Name of registrant as specified in its charter)

                            SULLIVAN & WORCESTER LLP
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|    No fee required.
|_|    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          1)   Title of each class of securities to which transaction applies:


          2)   Aggegate number of securities to which transaction applies:


          3) Per unit price or other underlying value of transaction computed purusant to Exchange Act Rule 0-11 (Set forth the amount on which the filinhg fee is calculated and state how it was determined):


          4)   Proposed maximum aggregate value of transaction:


          5)   Total fee paid:

|_|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offseting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:


         2)       Form, Schedule or Registration Statement No.:


         3)       Filing Party:


         4)       Date Filed:

                           IRON MOUNTAIN INCORPORATED
                               745 Atlantic Avenue
                           Boston, Massachusetts 02111

                  NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 29, 1997

To the Stockholders of
 IRON MOUNTAIN INCORPORATED:

         The 1997 Annual Meeting of Stockholders of Iron Mountain Incorporated, a Delaware corporation (the "Company"), will be held at the offices of Sullivan & Worcester LLP, 23rd Floor, One Post Office Square, Boston, Massachusetts, on Thursday, May 29, 1997 at 10:00 a.m., local time, for the following purposes:

         1. To elect two Class B Directors for a three-year term or until their successors are elected and qualified.

         2. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock, par value $.01 per share, from 13,000,000 to 20,000,000.

         3. To approve an amendment to the Company's 1995 Stock Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 1,000,000 to 1,400,000.

         4. To ratify the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 1997.

         5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         Stockholders of record at the close of business on March 31, 1997 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

         All stockholders are cordially invited to attend the meeting.

                                        By order of the Board of Directors


                                        JAS. MURRAY HOWE, Secretary
Boston, Massachusetts
April 30, 1997

         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL THE PROXY CARD IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES.

                           IRON MOUNTAIN INCORPORATED

                               745 Atlantic Avenue
                           Boston, Massachusetts 02111

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

                           To be held on May 29, 1997

                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Iron Mountain Incorporated, a Delaware corporation ("Iron Mountain" or the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, May 29, 1997 (the "Annual Meeting") or at any adjournment or postponement thereof.

         The Company's Annual Report to Stockholders for the year ended December 31, 1996 is being mailed to stockholders with the mailing of this Proxy Statement on or about April 30, 1997.

         All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's Directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, banks, custodians and other fiduciaries will be requested to forward proxy soliciting material to the beneficial owners of stock held of record by such fiduciaries, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of such proxy materials.

Revocability of Proxies

         Any stockholder giving a proxy in the enclosed form has the power to revoke it at any time before it is exercised by delivering to the Secretary of the Company at its principal executive office located at 745 Atlantic Avenue, Boston, Massachusetts 02111, a written notice of revocation or another duly executed proxy bearing a later date. A stockholder may also revoke his or her proxy by attending the Annual Meeting and voting in person.

Record Date, Voting and Share Ownership

         The Company's Common Stock, par value $.01 per share (the "Common Stock"), is the only class of voting securities outstanding and entitled to vote at the Annual Meeting. On March 31, 1997 (the "Record Date"), the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, 9,686,732 shares of Common Stock were outstanding and entitled to vote. Each share is entitled to one vote.

         The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding on the Record Date (4,843,367 shares) will constitute a quorum for the transaction of business at the Annual Meeting. A proxy in the enclosed form, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein. Where a choice is not so specified, the shares represented by the proxy will be voted "for" the election of the nominees for Director listed herein and in favor of the other matters set forth in the Notice of Annual Meeting accompanying this Proxy Statement.

         Shares represented by a properly signed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Shares represented by "broker non-votes" will also be treated as present for purposes of determining a quorum, although such shares may not be voted on any matter for which the record holder of such shares lacks authority to act. Abstentions and broker non-votes are considered present for purposes of determining a quorum. Abstentions and broker non-votes do not affect the election of the Directors, the proposed amendment to the Company's 1995 Stock Incentive Plan or the ratification of the accountants; however, with respect to
Item 2, the proposed amendment to the Company's Amended and Restated Certificate of Incorporation, they will have the same effect as a vote against the proposed amendment. Broker non-votes are proxies with respect to shares held in record name by brokers or nominees, as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power under applicable national securities exchange rules or the instrument under which it serves in such capacity, and (iii) the holder has indicated on the proxy card or otherwise notified the Company that it does not have authority to vote such shares on that matter.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information known to the Company with respect to beneficial ownership of Common Stock by (i) each stockholder known by the Company to be the beneficial owner of more than five percent of the Common Stock, (ii) each Director, including each nominee for Director, (iii) the Chief Executive Officer and the other four most highly compensated executive officers (the "Named Executive Officers") who received compensation in excess of $100,000 in 1996 and (iv) all executive officers and Directors of the Company as a group. Such information is presented as of April 1, 1997.


                                              Amount of Beneficial Ownership(1)
                      Name                        Shares        Percent Owned
Directors and Executive Officers
C. Richard Reese(2)........................       1,127,503           11.6%
David S. Wendell(3)........................          99,822            1.0%
Eugene B. Doggett(4).......................         169,745            1.8%
Robert P. Swift(5).........................          20,895               *
Kenneth F. Radtke, Jr.(6)..................           1,180               *
Constantin R. Boden(7).....................          20,510               *
Arthur D. Little(8)........................          50,260               *
Vincent J. Ryan(9).........................       3,445,750           35.6%

All Directors and executive
   officers as a group (9 persons)(10).....       4,243,909           43.8%

Five Percent Stockholders
Schooner Capital Corporation(11)...........       1,909,384           19.7%
William Blair & Company, L.L.C.(12)........         811,499            8.4%
John Hancock Advisers, Inc.(13)............         500,000            5.2%
---------------------

*  Less than 1%
 (1) Except as otherwise indicated, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
 (2) Mr. Reese is a Director and Chairman of the Board and Chief Executive Officer of the Company. Includes 13,450 shares of Common Stock held by trusts for the benefit of Mr. Reese's children, as to which Mr. Reese disclaims beneficial ownership. Also includes 668,166 shares of Common Stock as to which Mr. Reese shares beneficial ownership with Schooner Capital Corporation ("Schooner") as a result of a 1988 deferred compensation arrangement, as amended, between Schooner and Mr. Reese relating to Mr. Reese's former services as President of Schooner.
         Pursuant to such arrangement, upon the earlier to occur of (i) Schooner's sale or exchange of substantially all of the shares of Common Stock held by Schooner or (ii) the cessation of Mr. Reese's employment with Iron Mountain, Schooner is required to transfer such shares of Common Stock to Mr. Reese or remit to Mr. Reese cash in an amount equal to the then current fair market value of such shares of Common Stock. Schooner has agreed to vote the shares of Common Stock subject to such arrangement at the direction of Mr. Reese. Mr. Reese's address is c/o Iron Mountain Incorporated, 745 Atlantic Avenue, Boston, Massachusetts 02111.
(3) Mr. Wendell is a Director and President and Chief Operating Officer of the Company. Includes 95,967 shares that Mr. Wendell has the right to acquire pursuant to currently exercisable options. See "Executive Compensation." Mr. Wendell's address is c/o Iron Mountain Incorporated, 745 Atlantic Avenue, Boston, Massachusetts 02111.
(4) Mr. Doggett is a Director and Executive Vice President and Chief Financial Officer of the Company. Mr. Doggett has announced his intention to retire, effective May 29, 1997, as Chief Financial Officer of the Company. Includes 29,550 shares of Common Stock as to which Mr. Doggett shares beneficial ownership with Schooner as a result of a 1988 deferred compensation arrangement, as amended, between Schooner and Mr. Doggett relating to Mr. Doggett's former services as Chief Financial Officer of Schooner. Pursuant to such arrangement, upon the earlier to occur of (i) Schooner's sale of substantially all of the shares of Common Stock held by Schooner or (ii) the cessation of Mr. Doggett's employment with Iron Mountain, Schooner is required to transfer such shares of Common Stock to Mr. Doggett or remit to Mr. Doggett cash in an amount equal to the then current fair market value of such shares of Common Stock. Schooner has agreed to vote the shares of Common Stock subject to such arrangement at the direction of Mr. Doggett. Mr. Doggett's address is c/o Iron Mountain Incorporated, 745 Atlantic Avenue, Boston, Massachusetts 02111.
(5) Mr. Swift is an Executive Vice President of the Company. Consists of shares that Mr. Swift has the right to acquire pursuant to currently exercisable options. See "Executive Compensation." Mr. Swift's address is c/o Iron Mountain Incorporated, 1340 East 6th Street, Los Angeles, California 90021.
(6) Mr. Radtke is an Executive Vice President of the Company. Consists of shares that Mr. Radtke has the right to acquire pursuant to currently exercisable options. See "Executive Compensation." Mr. Radtke's address is c/o Iron Mountain Incorporated, 745 Atlantic Avenue, Boston, Massachusetts 02111.
(7) Mr. Boden is a Director of the Company. Mr. Boden's address is c/o Boston Capital Ventures, 45 School Street, Boston, Massachusetts 02110.
(8) Mr. Little is a Director of the Company. Includes 49,365 shares held by The Little Family Trust as to which Mr. Little disclaims beneficial ownership. Mr. Little's address is c/o The Little Investment Company, 33 Broad Street, Boston, Massachusetts 02109.

(9) Mr. Ryan is a Director of the Company. Mr. Ryan holds 1,536,366 shares of Common Stock. The remaining shares of Common Stock listed as being beneficially owned by Mr. Ryan are held by Schooner, as to which Mr. Ryan has sole voting power and investment power as the Chairman of the Board and principal stockholder. Mr. Ryan's address is c/o Schooner Capital Corporation, 745 Atlantic Avenue, Boston, Massachusetts 02111. See footnote (11) regarding shares held by Schooner.
(10) Includes 124,002 shares that Directors and executive officers have the right to acquire pursuant to currently exercisable options.
(11) Mr. Ryan is the Chairman of the Board and the principal stockholder of Schooner and accordingly has sole voting and investment power with respect to the shares of Common Stock held by Schooner. Includes 668,166 shares of Common Stock as to which Schooner shares beneficial ownership with Mr. Reese as described in footnote (2). Also includes 29,550 shares of Common Stock as to which Schooner shares beneficial ownership with Mr. Doggett as described in footnote (4). Schooner has agreed to vote the shares of Common Stock subject to such arrangements at the direction of Mr. Reese or Mr. Doggett, as the case may be.
(12) The address of William Blair Company, L.L.C. is 222 West Adams Street, Chicago, Illinois 60606.
(13) The address of John Hancock Advisers, Inc. is 101 Huntington Avenue, Boston, Massachusetts 02199.

                                     ITEM 1
                              ELECTION OF DIRECTORS

         The Board of Directors currently consists of six Directors. There are three classes of Directors who serve for a three-year term and are elected on a staggered basis, one class of two Directors standing for election each year. The term of the Class B Directors, C. Richard Reese and Arthur D. Little, will expire at the Annual Meeting, the term of the Class C Directors, Eugene B. Doggett and Constantin R. Boden, will expire at the 1998 Annual Meeting of Stockholders, and the term of the Class A Directors, David S. Wendell and Vincent J. Ryan, will expire at the 1999 Annual Meeting of Stockholders. In accordance with the terms of the Agreement and Plan of Merger, dated as of February 19, 1997, as amended (the "Merger Agreement"), among the Company, IM-1 Acquisition Corp., a wholly owned subsidiary of the Company ("IM-1"), and Safesite Records Management Corporation ("Safesite"), upon the consummation of the merger of Safesite with IM-1 (the "Merger"), the number of Directors will be increased to seven and B. Thomas Golisano, the Chairman of the Board of Directors of Safesite, will be appointed to serve as a Class A Director of the Company. The Merger is subject to certain conditions, and there can be no assurance that it will be consummated. Directors of each class hold office until the third annual meeting of the stockholders of the Company following their election or until their successors are elected and qualified.

         At the Annual Meeting, the two Class B Directors are to be elected to serve until the Company's 2000 Annual Meeting of Stockholders, or until their successors are elected and qualified. The Board of Directors has selected as nominees the current Class B Directors of the Company, C. Richard Reese and Arthur D. Little. Both have agreed to serve if elected, and management has no reason to believe that either nominee will be unavailable to serve. There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was nominated.

         Executive officers of the Company were last elected on June 14, 1996, with the exceptions of Kenneth F. Radtke, Jr. and Robert G. Miller, who were elected Executive Vice Presidents in late June 1996 and December 1996, respectively. At a meeting to be held immediately following the Annual Meeting, the Board of Directors will reelect the current executive officers of the Company, other than Mr. Doggett, who has announced his intention to retire as Chief Financial Officer of the Company effective May 29, 1997. The Board of Directors has proposed to elect John F. Kenny, Jr. currently the Company's Vice President of Corporate Development, to succeed Mr. Doggett as Chief Financial Officer. Each executive officer serves a term of one year or until his or her successor is elected and qualified. Except for T. Anthony Ryan, the Company's Vice President, Real Estate, and Vincent J. Ryan, a Class A Director, who are brothers, there are no family relationships between or among any officers or Directors of the Company.

Required Vote

         The affirmative vote of holders of a plurality of the shares cast at the Annual Meeting is required to elect the Class B Directors.

         The Board of Directors recommends that the stockholders vote FOR the election of each of the nominees listed below to serve as Class B Directors of the Company until the 2000 Annual Meeting of Stockholders, or until their successors are elected and qualified.

         Set forth below are the name and age of each Class B Director, his principal occupation and business experience during the past five years and the names of certain other companies of which he served as a Director as of April 1, 1997.

                                                  Principal Occupations and Business Experience
          Nominee                                            During the Past 5 Years
--------------------------- ----------------------------------------------------------------------------------------

     C. Richard Reese       Mr. Reese is a Class B Director and the Chairman of the Board of Directors of the
          Age 51            Company, a position he has held since November 1995, and Chief Executive Officer, a position he has held since December 1981.  Prior to November 1995, Mr. Reese was the President of the Company, a position he had held since 1981.  Mr. Reese is also a Director of Schooner.  Prior to joining the Company, he lectured at Harvard
                            Business School in "Entrepreneurship" and provided consulting services to small and medium-sized emerging enterprises.  Mr. Reese has also served as president and a
                            Director of PRISM International, a trade group with approximately 525 members
                            (formerly known as the Association of Commercial Records Centers).  He holds a
                            Master of Business Administration degree from Harvard Business School.

     Arthur D. Little       Mr. Little, a Class B Director of the Company, has been a Director since November
          Age 53            1995.  Mr. Little is a principal of The Little Investment Company, which he founded in 1992. Prior to that, he was Managing  Director of and also a partner in Narragansett
                            Capital,  Inc., a  private investment firm. He holds a Bachelor of Arts degree in history from Stanford University.

         Set forth below are the name and age of each other Director and executive officer (including Mr. Golisano, who will become a Class A Director of the Company if the Merger is consummated, and Mr. Kenny, who will become Chief Financial Officer of the Company on May 29, 1997, following Mr. Doggett's retirement from that position), his principal occupation and business experience during the past five years and the names of certain other companies of which he served as a Director as of April 1, 1997.

                                                 Principal Occupations and Business Experience
           Name                                             During the Past 5 Years
--------------------------- ----------------------------------------------------------------------------------------

     David S. Wendell       Mr. Wendell is a Class A Director and the President and Chief Operating Office of
          Age 43            the Company, a position he has held since November 1995.  After practicing law with
                            Brown & Wood,  Mr.  Wendell  joined  the  Company in 1984, where he has served in a variety of positions.  Prior to November  1995, he was the  Executive  Vice President,
                            Atlantic Area, and prior to 1991, he was  Vice  President,  New  England  Region.
                            He  holds a Master  of  Business   Administration   degree  from Harvard  Business
                            School and a Juris Doctor  degree from the University of Virginia.

      Vincent J. Ryan       Mr. Ryan is a Class A Director of the Company and the Chairman of the Executive
          Age 61            Committee.  Mr. Ryan is the founder of Schooner and has served as Chairman and
                            Chief Executive Officer of Schooner since 1971.  Prior to November 1995, Mr. Ryan served as Chairman of the Board of Directors of the Company.  He holds a Bachelor of Arts degree in English from Boston University.


                                                         6


                                                 Principal Occupations and Business Experience
           Name                                             During the Past 5 Years
--------------------------- ----------------------------------------------------------------------------------------

     Eugene B. Doggett      Mr. Doggett is a Class C Director and is also the Executive Vice President and Chief
          Age 60            Financial Officer of the Company, positions he has held since 1987.  Mr. Doggett has announced his intention to retire  effective May 29, 1997 as Chief  Financial  Officer of the Company but will  continue to serve as Director and as Executive  Vice  President, focusing on  strategic  issues and special projects.  Mr. Doggett is also a Director of
                            Schooner.  Prior  to  joining  the  Company,  he had  extensive  experience in commercial and  investment  banking, as well as financial and general management experience  at senior  levels.  He holds a Master of Business Administration degree from Harvard Business
                            School.

    Constantin R. Boden     Mr. Boden, a Class C Director of the Company, has been a Director since December
          Age 60            1990.  Mr. Boden is on the advisory board of Boston Capital Ventures, a risk capital concern.  For 33 years, until January 1995, Mr. Boden was employed by Bank of
                            Boston, most recently as Executive Vice President, International Banking.  He holds a Master of Business Administration degree from Harvard Business School.

     Robert G. Miller       Mr. Miller is an Executive Vice President of the Company, a position that he has held
          Age 40            since December 1996.  Mr. Miller joined the Company in 1988 and held the positions of  district  manager  from  1988  through  1991 and  regional  vice  president  from 1991 through  1996.  Prior to 1988, Mr. Miller was employed as a district manager at
                            Bell & Howell Records Management Company.

  Kenneth F. Radtke, Jr.    Mr. Radtke is an Executive Vice President of the Company, a position that he has
          Age 51            held since June 1996.  Prior to June 1996, Mr. Radtke was the Company's Northeast
                            Regional Vice President and prior to 1995 he was Sales Manager, New York Region.
                            Mr. Radtke has worked in the records and information industry since 1988 as
                            President and Chief Executive Officer, Dataport Company, Inc. and Senior Vice
                            President, Arcus, Inc.  He holds a graduate degree from the University of Wisconsin,
                            Graduate School of Banking.

      Robert P. Swift       Mr. Swift is an Executive Vice President of the Company, a position he has held since
          Age 55            November 1995.  Prior to November 1995, Mr. Swift was the Executive Vice President,
                            Western Area, of the Company,  and prior  to 1988, Mr. Swift was employed in various positions at Bell & Howell Records Management Company.

    John F. Kenny, Jr.      Mr. Kenny will become the Chief Financial Officer of the Company upon the
          Age 39            retirement of Mr. Doggett from that position on May 29, 1997.  Mr. Kenny is currently Vice  President of Corporate  Development, with primary  responsibility for  implementing  the Company's acquisition strategy. Mr. Kenny joined the
                            Company in 1991, and had operating responsibility as Regional  Vice  President for New England and later for Northeast operations before assuming his role as
                            Vice  President  of Corporate  Development  in 1995.  Prior to 1991,  he was a Vice
                            President of CS First  Boston Merchant Bank, New York, with  responsibility for risk management  investments.  He holds a Master of  Business Administration degree  from  Harvard  Business School.


                                                         7


                                                 Principal Occupations and Business Experience
           Name                                             During the Past 5 Years
--------------------------- ----------------------------------------------------------------------------------------

    B. Thomas Golisano      Mr. Golisano will be appointed to serve as a Class A Director of the Company
          Age 55            following the consummation of the Merger.  Mr. Golisano is a Director and Chairman
                            of the Board of Safesite.  He founded Paychex, Inc., a publicly held national payroll service company, in 1971 and has served for more than five years as its Chairman,
                            President and Chief Executive Officer.  Mr. Golisano serves on the Board of Trustees of Rochester Institute of Technology and on the boards of several privately held companies.  He has also served on the boards of numerous non-profit organizations and is founder of the B. Thomas Golisano Foundation.


Board and Committee Meetings

         During the fiscal year ended December 31, 1996, the Board of Directors held four regular quarterly meetings and two special meetings held by telephone. Each incumbent Director who was then in office (other than Mr. Boden, who was unable to attend one regular meeting when it was rescheduled and was also unavailable for the telephone meetings) attended at least 75% of the aggregate number of meetings of the Board of Directors and all committees thereof on which such Director served. The Board of Directors has a standing Audit Committee, Compensation Committee and Executive Committee, and a Stock Incentive Plan Subcommittee of the Compensation Committee (the "Option Plan Subcommittee"). The Compensation Committee, Option Plan Subcommittee and Executive Committee were formally established by the Board of Directors in November 1995, although the Executive Committee only came into existence in January 1996, upon completion of the initial public offering of the Company's Common Stock. The Company does not have a nominating committee. During the fiscal year ended December 31, 1996, the Audit Committee held two meetings, the Option Plan Subcommittee held two meetings, the Compensation Committee held two meetings and the Executive Committee held no formal meetings.

         The Audit Committee consists of Messrs. Boden (Chairman) and Little. The Audit Committee consults with the Company's independent public accountants regarding the plan for the Company's annual audit, reviews with the public accountants their audit report and related management letter, reviews the performance of the independent public accountants and their fees, reviews the Company's internal accounting control policies and procedures, and considers and recommends the selection of the Company's independent public accountants.

         The Compensation Committee consists of Messrs. Little (Chairman), Boden and Ryan. The Compensation Committee provides recommendations to the Board regarding compensation policies and programs of the Company and is also responsible for establishing and modifying the compensation for all executive officers of the Company.

         The Option Plan Subcommittee consists of Messrs. Little (Chairman) and Boden, both of whom are "outside" or "non-employee" directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and Rule 16b-3 under Section 16 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), respectively. The Option Plan Subcommittee administers the Iron Mountain Incorporated 1995 Stock Incentive Plan (the "Stock Incentive Plan"), including the grant of stock options thereunder to all employees, including executive officers and recommends the adoption of and any amendments to all stock incentive plans.

         The Executive Committee consists of Messrs. Ryan (Chairman), Reese and Doggett. Between meetings of the Board of Directors, the Executive Committee exercises all the powers of the Board of Directors in the management and direction of the business and affairs of the Company to the extent not otherwise prohibited by law, the Board of Directors or the Company's Bylaws or Amended and Restated Certificate of Incorporation.

Director Compensation

         Directors who are employees of Iron Mountain do not receive additional compensation for serving as Directors. Each Director who is not an employee of Iron Mountain (each an "Eligible Director") receives an annual retainer fee of $10,000 as compensation for his or her services as a member of the Board of Directors and is also paid $2,500 per quarter (to a maximum of $10,000 per year) for attendance at meetings (the "Director's Compensation"). All Directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof, and for other expenses incurred in their capacities as Directors. Pursuant to the Iron Mountain Incorporated 1995 Stock Plan for Non-Employee Directors (the "Directors Plan"), Eligible Directors may elect to receive all or a portion of their Director's Compensation in the form of Common Stock. An Eligible Director electing to receive Common Stock under the Directors Plan will, as an incentive, receive in lieu of cash an amount of Common Stock equivalent to 110% of the Director Compensation otherwise due to be paid in cash. The Company has reserved 15,000 shares of Common Stock for issuance under the Directors Plan. The Board has voted to terminate the Directors Plan, effective June 30, 1997. Thereafter, Directors may be granted options, either in lieu of or in addition to the Director's Compensation, under the Stock Incentive Plan.

         The Company paid a total of $61,250 in Directors fees in respect of service for 1996. Pursuant to their elections, 764 and 895 shares of Common Stock were received by Messrs. Boden and Little, respectively under the Directors Plan in payment of such fees. Mr. Ryan received compensation of $20,000 in cash.

                             EXECUTIVE COMPENSATION

         The   following   table   provides   certain   information   concerning
compensation earned by the Chief Executive Officer and the Named Executive Officers for the years ended December 31, 1994, 1995 and 1996.

                           Summary Compensation Table

                                                         Annual Compensation                    Long-Term Compensation
                                                       -----------------------        ---------------------------------------
                                                                                      Number of Shares
                 Name and                                                                Underlying             All Other
            Principal Position               Year       Salary          Bonus             Options            Compensation (1)
            ------------------              ------     --------        -------           ---------           ----------------
C.  Richard Reese..........................  1996      $268,958       $165,000               0                    $2,250
  Chairman of the Board and                  1995      $261,765       $200,000               0                    $1,790
     Chief Executive Officer                 1994      $255,400       $125,000               0                    $1,623

David S.  Wendell..........................  1996      $203,550       $125,000             40,000                 $2,250
  President and Chief Operating Officer      1995      $136,627       $ 62,731             35,469                 $1,573
                                             1994      $129,800       $ 50,000               0                    $1,352

Eugene B. Doggett..........................  1996      $194,639       $100,000               0                    $2,250
  Executive Vice President and Chief         1995      $192,274       $165,000               0                    $1,790
     Financial Officer                       1994      $187,500       $ 93,750               0                    $1,623

Robert P. Swift............................  1996      $133,600       $ 50,800             15,000                 $1,905
  Executive Vice President                   1995      $131,119       $ 24,397              8,096                 $1,243
                                             1994      $126,600       $ 16,740               0                    $  865

Kenneth F. Radtke, Jr......................  1996      $119,800       $ 33,759             20,000                 $1,350
  Executive Vice President
-------------

(1)      Reflects the Company's  matching  contribution  to the Iron Mountain Profit Sharing  Retirement  Plan for each  individual.
         Amounts shown for 1996 are estimated maximum contributions; the actual contributions have not yet been calculated.

         The following table sets forth certain information concerning the grant of options to purchase Common Stock to Messrs. Wendell, Swift and Radtke. Neither of the other Named Executive Officers was granted stock options in the year ended December 31, 1996.

                              Option Grants in 1996
                                                                                                       Potential Realizable Value at
                                                     Percent of Total                                    Assumed Annual Rates of
                              Number of Securities  Options Granted to                                    Stock Appreciation for
           Name and            Underlying Options        Employees       Exercise Price   Expiration         Option Terms (1)
      Principal Position             Granted        in Fiscal Year 1996       ($/Sh)          Date           5%            10%
     --------------------           ---------       -------------------      --------         -----          --            ---
David S. Wendell                     40,000                10.3%             $15.375        4/8/2006      $386,600      $980,200
  President and Chief
  Operating Officer
Robert P. Swift                      15,000                 3.9%             $15.375        4/8/2006      $144,975      $367,575
  Executive Vice President

Kenneth F. Radtke, Jr.               20,000                 5.1%             $15.375        4/8/2006      $193,300      $490,100
  Executive Vice President

(1)      Potential  Realizable  Value is based on the assumed  growth rates for an assumed  ten-year  option term.  5% annual growth results  in a Common  Stock  price per share of  $25.04,  and 10%  results  in a Common  Stock  price per share of  $39.88, respectively,  for such term.  The actual  value,  if any, an executive may realize will depend on the excess of the market price of the Common Stock over the exercise  price on the date the option is  exercised,  so that there is no assurance the value realized by an executive will be at or near the amounts reflected in this table.

         The following table sets forth certain information with respect to the unexercised options to purchase Common Stock to Messrs. Wendell, Swift and Radtke. None of these individuals exercised any stock options during the year ended December 31, 1996. Neither of the other Named Executive Officers has any unexercised options.

                                           Fiscal Year End Option Values

                                                                                         Value of Unexercised
                                                        Number of Unexercised          In-the-Money-Options at
                                                     Options at December 31, 1996        December 31, 1996(1)
                                                    -----------------------------   ----------------------------
Name                                                Exercisable    Unexercisable    Exercisable    Unexercisable
David S. Wendell...................................    79,960          84,383        $1,900,329      $1,307,850
  President and Chief Operating Officer
Robert P. Swift....................................    15,420          26,952        $  366,472      $  429,123
  Executive Vice President
Kenneth F. Radtke, Jr..............................       795          25,110        $   14,048      $  380,966
  Executive Vice President
----------

(1) Based on a year-end value of $30.25 per share, less the exercise price.

Compensation Committee Report on Executive Compensation

         The Compensation Committee consists entirely of Directors who are not employees of the Company. It is the Compensation Committee's responsibility to review, recommend and approve the Company's compensation policies and programs, including all compensation for the Chief Executive Officer and the other executive officers of the Company.

         The Option Plan Subcommittee consists entirely of directors who are both "non-employee" directors within the meaning of Rule 16b-3 under Section 16 of the Exchange Act and "outside" directors within the meaning of Section 162(m) of the Code and the regulations thereunder, so that grants of options under the Stock Incentive Plan to executive officers are exempt under Rule 16b-3 and eligible for the "performance based" exception of Section 162(m) of the Code. The Option Plan Subcommittee administers the Stock Incentive Plan and in exercise of that function determines what grants of stock options, restricted stock and stock appreciation rights thereunder are to be made to the Chief Executive Officer and the other executive officers.

         The Compensation Committee and Option Plan Subcommittee were established in November 1995 in anticipation of the initial public offering of the Company's Common Stock. Prior to the closing of the initial public offering, the Board of Directors instituted the Stock Incentive Plan as a restatement of its then-existing stock option plan. The purpose of the Stock Incentive Plan is to encourage key employees, Directors, and consultants of the Company who render services of special importance to, and who have contributed or are expected to contribute materially to the success of, the Company to continue their association with the Company by providing favorable opportunities for them to participate in the ownership of the Company and in its future growth. Stock options granted by the Option Plan Subcommittee in November 1995 to Messrs. Wendell, Miller, Radtke and Swift as part of their compensation packages for fiscal year 1996 were conditioned upon the closing of the initial public offering in February 1996.

The Option Plan Subcommittee made additional option grants to Messrs. Wendell, Miller, Radtke and Swift in April 1996.

         The Compensation Committee determined the salary levels of the Company's executive officers, including the Chief Executive Officer, for fiscal year 1997, as well as the amounts of bonuses paid in March 1997 for performance in fiscal year 1996. The compensation policies implemented by the Compensation Committee, which combine base salary and incentive compensation in the form of cash bonuses and long-term stock options, are designed to achieve the operating and acquisition strategies and goals of the Company. In particular, in determining bonuses paid in 1997 in respect of 1996 and salary levels for fiscal year 1996, the Compensation Committee took into account the past or expected future contributions of each executive officer to the Company's strategic goals, especially the efforts of each such officer in connection with (1) implementing the initial public offering of the Company's Common Stock to provide liquidity for the Company's stockholders and funding to support an accelerated growth strategy, (2) pursuing and effecting the offering and sale of the Company's 101/8% Senior Subordinated Notes due 2006 (the "Notes") to augment available funding for the Company's growth strategy, and (3) increasing the Company's growth rate by successfully identifying, acquiring and integrating other records management businesses, while at the same time maintaining the Company's internal growth.

         Section 162(m) of the Code generally disallows an income tax deduction to public companies for compensation in excess of $1,000,000 paid in any year to the chief executive officer or any of the four most highly compensated other executive officers, to the extent that this compensation is not "performance based" within the meaning of Section 162(m). Although the Compensation Committee has not adopted any specific rules with respect to this issue, its general policy, subject to all then prevailing relevant circumstances, is to attempt to structure the compensation arrangements of the Company to maximize deductions for federal income tax purposes.


                                        COMPENSATION COMMITTEE

                                        ARTHUR D. LITTLE, Chairman
                                        CONSTANTIN R. BODEN
                                        VINCENT J. RYAN

Compensation Committee Interlocks and Insider Participation

         The present Compensation Committee consists of Mr. Little, who is the Chairman, and Messrs. Boden and Ryan. Messrs. Reese and Doggett are executive officers of Iron Mountain and Directors of Schooner. Mr. Ryan is Chairman of the Board and principal stockholder of Schooner.

Certain Transactions

Real Estate Transactions

         Iron Mountain Records Management, Inc. ("IMRM"), a subsidiary of the Company, is the tenant under a lease dated January 1, 1991 for a 31,500 square-foot building in Houston, Texas. The owner of the building is IM Houston
(CR) Limited Partnership, a Texas limited partnership, of which Mountain Realty, Inc., a Massachusetts corporation whose sole stockholder is Mr. Ryan, is the sole general partner, and the limited partners of which are Messrs. Ryan, Reese and Doggett. The term of the lease expires December 31, 2000, with two five-year extension options exercisable by IMRM. IMRM paid annual rent of approximately $94,000 for the year ended December 31, 1996, and currently pays annual rent of approximately $99,000, subject to adjustment in 1999 (and in the option periods if the term is extended) based upon percentage changes in the consumer price index, with a floor of 3% and a ceiling of 5%, compounded annually. As tenant, IMRM is responsible for taxes, insurance and maintenance. The space is used by IMRM as a records management facility. The lease is, in the opinion of management, on commercially reasonable terms, no less favorable to IMRM than could have been obtained from an unaffiliated party at the time of the transaction.

         Schooner leases space from the Company at the Company's corporate headquarters. Such lease is a tenancy-at-will and may be terminated by either the Company or Schooner at any time. As consideration for such lease, Schooner pays rent to the Company based on its pro rata share of all expenses related to the use and occupancy of the premises. The rent paid by Schooner to Iron Mountain under such lease was approximately $68,000 in the year ended December 31, 1996.

Certain Indebtedness

         Prior to October 1996, the Company was indebted to Schooner in the principal amount of approximately $383,000 under a junior subordinated note bearing interest at a rate of 8% per annum. This indebtedness was incurred by Iron Mountain in 1990 in connection with an acquisition, and Schooner subsequently acquired the note from the holder as an investment. The indebtedness was repaid in full out of a portion of the net proceeds of the sale of the Notes, which were sold on October 1, 1996.

Other Transactions

         The Company paid compensation of $155,720 for the year ended December 31, 1996 to Mr. T. Anthony Ryan. Mr. Ryan is Vice President, Real Estate, of the Company and is the brother of Mr. Vincent J. Ryan, a Director of the Company. The Company believes that the terms of Mr. Ryan's employment are no less favorable to it than would be negotiable with an unrelated third party.

Performance Graph

         The following graph compares the percentage change in the Company's Common Stock to the cumulative total returns of the Nasdaq Market Index and the Standard & Poor's Small Cap 600 Index (the "Small Cap Index") for the portion of 1996 that the Common Stock was traded on the Nasdaq National Market, assuming an investment of $100 on February 1, 1996. There are no records management companies directly comparable in size to the Company whose equity securities are publicly traded and information from which an industry peer group could be constructed is consequently unavailable. The Company has therefore elected to use the Small Cap Index for comparison purposes. The cumulative return assumes reinvestment of all dividends during each month. The performance of the Company's Common Stock reflected below is not necessarily indicative of future performance.


[GRAPHIC OMITTED]

Graph showing investment returns of Company, Nasdaq Market Index and S&P 600 Small Cap Index for period from February 1, 1996 to December 31, 1996.

                                     ITEM 2
             AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION
                TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

Proposed Amendment

         The Delaware General Corporation Law provides that the total number of shares of each class of stock that a corporation is authorized to issue shall be set forth in its Certificate of Incorporation. The Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate") presently authorizes the Company to issue 13,000,000 shares of Common Stock.

         As of April 1, 1997, 9,686,732 of the authorized shares were issued and outstanding. If the Merger with Safesite is consummated, the Company could issue a maximum of approximately 1,919,615 shares of Common Stock to holders of Safesite Common Stock. In addition, options to acquire 782,448 shares of Common Stock have been granted and are outstanding under the Stock Incentive Plan, and 454,590 shares of Common Stock have been reserved for issuance upon conversion of outstanding shares of the Company's Nonvoting Common Stock. Taking into account the foregoing uses, and assuming the issuance of the maximum number of shares under the Merger Agreement and the grant of certain additional options as discussed under Item 3 below, only approximately 140,000 shares of Common Stock would remain available for other corporate purposes.

         The Board of Directors has unanimously approved, and unanimously recommends that the stockholders of the Company approve, a proposal to amend the first sentence of Article FOURTH of the Restated Certificate to increase the number of shares of Common Stock that the Company is authorized to issue from 13,000,000 to 20,000,000 shares. The full text of the first sentence of Article FOURTH of the Certificate of Incorporation as proposed to be amended by this proposal is as follows:

              "FOURTH: The total number shares of all classes of capital stock that Corporation shall have authority to issue is Twenty Three Million (23,000,000) shares, of which:

             "(i) Twenty Million (20,000,000) shall be Common Stock, par value $.01 per share (the 'Common Stock'),

            "(ii) One Million (1,000,000) shall be Nonvoting Common Stock, par value $.01 per share (the 'Nonvoting Common Stock' and together with the Common Stock, the 'Common Shares'), and

           "(iii)   Two Million (2,000,000) shall be Preferred Stock, par value
                       $.01 per share (the 'Preferred Stock')."

Reasons for the Proposed Amendment

         The Board of Directors believes that the current level of authorized shares of Common Stock restricts the Company's ability to continue to issue or reserve Common Stock for general corporate purposes. With the limited number of shares currently available for issuance, it may be impractical for the Company to evaluate or seek to consummate certain business acquisitions or other transactions that, if they could be accomplished, might enhance stockholder value. Additional authorized shares could also be used to raise cash through sales of Common Stock to public and private investors.

         The purpose of the proposed amendment is to provide sufficient authorized shares of Common Stock to give the Board the flexibility to issue Common Stock in the future in connection with acquisitions and other transactions that management believes would provide the potential for growth and for other general corporate purposes. If the proposed amendment is adopted, there will be 6,993,653 shares of Common Stock authorized, unissued and unreserved, based on the number of shares outstanding as of April 1, 1997. No further action or authorization by the Company's stockholders would be necessary prior to the issuance of additional shares of Common Stock, except as may be required for a particular transaction by applicable law or regulatory agencies or by the rules of the Nasdaq National Market or any stock exchange on which the Company's securities may then be listed. If additional shares are available, transactions dependent upon the issuance of additional shares would be less likely to be impeded or undermined by delays and uncertainties occasioned by the need to obtain prior stockholder authorization. The ability to issue shares, as deemed in the Company's best interests by the Board, will also permit the Company to avoid expenses incurred in holding special stockholders' meetings in the future.

         At the present time, the Board has no specific plans to issue additional shares of Common Stock other than pursuant to the Merger Agreement and in connection with routine grants under the Stock Incentive Plan or any similar replacement plan. Stockholders of the Company have no preemptive rights with respect to any shares of the Company's Common Stock.

Certain Effects of the Proposed Amendment

         The issuance of additional shares of Common Stock by the Company could have an antitakeover effect by making it more difficult to obtain stockholder approval of various actions, such as a merger or removal of management. The amendment to the Restated Certificate, if approved, could strengthen the position of management and might make the removal of management more difficult, even if removal would be generally beneficial to the Company's stockholders. The authorization to issue the additional shares of Common Stock would provide management with a capacity to counter the efforts of unfriendly tender offerors by issuing securities to others who are friendly or desirable to management. However, the submission of the proposed amendment to the Restated Certificate is not a part of any present plan by the Company's management to adopt a series of amendments to the Company's Certificate of Incorporation or Bylaws so as to render the takeover of the Company more difficult.

         The proposed amendment to the Restated Certificate is not the result of management's knowledge of any specific effort to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise.

Required Vote

         The affirmative vote of the holders of not less than sixty-six and two-thirds per cent (662/3%) of the voting power of all outstanding shares of Common Stock is required to approve the amendment to the Company's Restated Certificate.

         The Board of Directors recommends that the stockholders vote FOR the proposal to amend the Company's Restated Certificate to increase the number of authorized shares of Common Stock from 13,000,000 to 20,000,000.

                                     ITEM 3
           AMENDMENT OF THE COMPANY'S STOCK INCENTIVE PLAN TO INCREASE
              THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER

         Prior to the initial public offering of the Company's common stock, the Board of Directors and stockholders of the Company adopted the Stock Incentive Plan and reserved 1,000,000 shares of Common Stock for issuance thereunder. By resolutions adopted as of March 3, 1997, the Board of Directors adopted certain amendments to the Stock Incentive Plan (hereafter, as so amended, the "Stock Incentive Plan") and also approved, and voted to recommend that the stockholders approve, an amendment to the Stock Incentive Plan to increase the number of shares of Common Stock authorized for issuance under the Stock Incentive Plan from 1,000,000 to 1,400,000.

         The Board of Directors believes that equity interests are a significant factor in the Company's ability to attract, retain and motivate key employees, Directors and advisors that are critical to the Company's long-tem success and that an increase in the number of shares available for issuance under the Stock Incentive Plan is necessary in order to provide key employees, Directors and consultants of the Company with incentives to serve the Company.

         As of April 1, 1997, options for an aggregate of 782,448 shares of Common Stock had been granted and were outstanding under the Stock Incentive Plan at exercise prices ranging from $6.484 to $30.375 per share and 162,455 shares were available for grants of options and other rights under the Stock Incentive Plan. In addition, options for an aggregate of 16,102 shares of Common Stock have been conditionally granted to certain Safesite employees (the "Safesite Options"), which will become effective if the Merger is consummated and those employees become employees of the Company. The exercise price of the Safesite Options has not yet been determined. If the amendment is approved, 562,455 shares of Common Stock will be available for grants of options (including the Safesite Options) and other rights under the Stock Incentive Plan. On April 1, 1997, the closing price per share of the Common Stock, as reported in a summary of composite transactions in The Wall Street Journal for stocks listed on the Nasdaq National Market, was $251/8.

Stock Option Information

The following summary of the material features of the Stock Incentive Plan is qualified in its entirety by reference to the full text of the Stock Incentive Plan, as amended through March 3, 1997.

         Purpose, Participants, Effective Date and Duration. Effective November 30, 1995, the Company instituted the Stock Incentive Plan, which was amended by resolutions adopted as of March 3, 1997, as a restatement of its then-existing stock option plan. The purpose of the Stock Incentive Plan is to encourage key employees, Directors and consultants of the Company and its "Subsidiaries" (a corporation the voting power of which is at least 50% owned by the Company, directly or indirectly) who render services of special importance to, and who have contributed or may be expected to contribute materially to the success of, the Company or a Subsidiary to continue their association with the Company and its Subsidiaries by providing favorable opportunities for them to participate in the ownership of the Company and in its future growth through the granting of restricted shares ("Restricted Stock"), options to acquire Common Stock ("Options"), stock appreciation rights ("SARs") and other rights to compensation in amounts determined by the value of the Common Stock. Restricted Stock, SARs and other rights are referred to collectively as "Other Rights." The Stock Incentive Plan will terminate on November 26, 2005, unless earlier terminated by the Board of Directors. Termination of the Stock Incentive Plan will not affect awards made prior to termination, but awards will not be made after the Stock Incentive Plan terminates.

         Shares Subject to the Stock Incentive Plan. The total number of shares of Common Stock that may be subject to Options and Other Rights under the Stock Incentive Plan (the "Reserved Shares") may not exceed 1,000,000. However, if approved by the stockholders, the number of Reserved Shares will be increased to 1,400,000. These shares may be authorized but unissued shares or treasury shares. In the event of any change in the number or kind of Common Stock outstanding pursuant to a reorganization, recapitalization, exchange of shares, stock dividend or split or combination of shares, appropriate adjustments to the Reserved Shares and the number of shares subject to outstanding grants or awards, in the exercise price per share of outstanding Options and in the kind of shares that may be distributed under the Stock Incentive Plan will be made. The total amount of Reserved Shares that may be granted to any single employee under the Stock Incentive Plan may not exceed in the aggregate 250,000. Shares will be deemed issued under the Stock Incentive Plan only to the extent actually issued pursuant to an award or settled in cash or shares. To the extent that an award under the Stock Incentive Plan lapses or is forfeited, any shares subject to such award will again become available for grant under the terms of the Stock Incentive Plan.

         Administration. The Stock Incentive Plan may be administered by the Board of Directors or, at the Board's discretion, by a committee or subcommittee of the Board (the "Option Plan Committee"). Currently, the Option Plan Subcommittee, which is a subcommittee of the Compensation Committee of the Board, administers the Stock Incentive Plan. Each member of the Option Plan Committee must (i) so long as Section 16 of the Exchange Act is applicable to the Company, be a "non-employee director" or the equivalent within the meaning of Rule 16b-3 under the Exchange Act, and (ii) so long as Section 162(m) of the Code is applicable to the Company, be an "outside director" within the meaning of Section 162(m) of the Code and the regulations thereunder. The Option Plan Committee selects those persons to receive awards under the Stock Incentive Plan ("Participants") and determines the terms and conditions of all awards.

         Subject to the terms of the Stock Incentive Plan, the Option Plan Committee has authority to (i) select the persons to whom Options and Other Rights shall be granted, (ii) determine the number or value and the terms and conditions of Options or Other Rights granted to each such person, including the price per share to be paid upon exercise of any Option and the period within which each such Option or Other Right may be exercised, and (iii) interpret the Stock Incentive Plan and prescribe rules and regulations for the administration thereof.

         Stock Options. The Option Plan Committee may grant awards to Participants in the form of Options. With regard to each Option, the Option Plan Committee determines the number of shares of Common Stock subject to the Option, the exercise price of the Option, the manner and time of exercise of the Option and whether the Option is intended to qualify as an incentive stock option (an "ISO") within the meaning of Section 422 of the Code. Options that are not intended to qualify as ISOs are referred to as non-qualified stock options ("NSOs"). In the case of an ISO, the exercise price may not be less than the "fair market value" of the Reserved Shares on the date the Option is granted; provided, however, that in the case of an employee who owns (or is considered to own under Section 424(d) of the Code) stock possessing more than ten per cent of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the price at which Common Stock may be purchased pursuant to an ISO may not be less than 110% of the fair market value of the Common Stock on the date the ISO is granted.

         The duration of the ISOs and NSOs granted under the Stock Incentive Plan may be specified pursuant to the particular stock option agreement, but in no event can any ISO be exercisable after the expiration of ten years after the date of grant. In the case of any employee who owns (or is considered under Section 424(d) of the Code as owning) stock possessing more than ten per cent of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, no ISO shall be exercisable after the expiration of five years from its date of grant. The Option Plan Committee, in its discretion, may provide that any Option is exercisable during its entire duration or during any lesser period of time.

         The option exercise price may be paid in cash, in shares of Common Stock owned by the optionee, by delivery of a recourse promissory note secured by the Common Stock acquired upon exercise of the Option or by means of a "cashless exercise" procedure in which a broker transmits to the Company the exercise price in cash, either as a margin loan or against the optionee's notice of exercise and confirmation by the Company that it will issue and deliver to the broker stock certificates for that number of Reserved Shares having an aggregate fair market value equal to the exercise price or agrees to pay the Option price to the Company in cash upon its receipt of stock certificates. In its discretion, the Option Plan Committee may grant a new option to purchase the number of shares of Common Stock delivered to the Company in full or partial payment of the option price, on the exercise of any Option, or in full or partial payment of the tax withholding obligations resulting from the exercise of any Option.

         Stock Appreciation Rights. The Option Plan Committee may grant SARs to Participants as to such number of Reserved Shares and on such terms and conditions as it may determine. SARs may be granted separately or in connection with ISOs or NSOs. Upon exercise of an SAR, the holder is entitled to receive payment equal to the excess of the fair market value, on the date of exercise, of the number of Reserved Shares for which the SAR is exercised, over the exercise price for such Reserved Shares under a related Option, or if there is no related Option, over an amount per share stated in the written agreement setting forth the terms and conditions of the SAR. Payment may be made in cash or other property, including Common Stock, in accordance with the provisions of an SAR agreement. Upon the exercise of an SAR related to an Option, the Option terminates as to the number of Reserved Shares for which the SAR is exercised.

         Restricted Stock. The Option Plan Committee may grant to Participants a number of shares of Restricted Stock determined in its discretion, subject to terms and conditions so determined by it, including conditions that may require the holder to forfeit the Common Stock in the event that the holder ceases to provide services to the Company or a Subsidiary before a stated time. Unlike holders of Options and SARs, a holder of Restricted Stock has the rights of a stockholder of the Company to vote and to receive payment of dividends on the Restricted Stock, unless the Option Plan Committee specifies to the contrary in the restricted stock agreement setting forth the terms on which the Restricted Stock is granted.

         Special Bonus Awards. The Company may grant in connection with any NSO or grant of Restricted Stock a special cash bonus in an amount not to exceed the lesser of (i) the combined federal, state and local income tax liability incurred by the optionee as a consequence of the acquisition of stock pursuant to the exercise of the NSO or the grant or vesting of the Restricted Stock, and the related special bonus, or (ii) 30% of the imputed income realized by the optionee on account of such exercise or vesting, and the related special bonus. A grant may also provide that the Company will lend an optionee an amount not more than the amount described in the preceding sentence, less the amount of any special cash bonus.

         Forfeiture for Dishonesty. If the Board of Directors determines that an optionee has engaged in fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his employment that damaged the Company or has disclosed trade secrets or other proprietary information of the Company, (a) the optionee shall forfeit all unexercised Options and all exercised Options under which the Company has not yet delivered certificates, and (b) the Company shall have the right to repurchase all or any part of the shares of Common Stock acquired by the optionee upon the earlier exercise of any Option, at a price equal to the amount paid to the Company upon exercise, together with interest as determined pursuant to the terms of the Stock Incentive Plan. The decision of the Board of Directors as to the cause of an optionee's discharge and the damage done to the Company is final, binding and conclusive.

         Noncompetition Restrictions. Every Participant is required to enter into a noncompetition agreement with the Company. The noncompetition agreement provides generally that, for a period of two years following termination of employment with the Company, an employee cannot work in the records management industry at a competitor located within 50 miles of the Iron Mountain facility where the employee worked. All option agreements currently provide that Options may not be exercised if at the time of exercise the optionee is in violation of the noncompetition agreement (the Option Plan Committee may, in its discretion and without stockholder approval, waive this restriction or elect not to include it in future option agreements). The Option Plan Committee may also, and presently does, provide in any stock option agreement that if an optionee accepts employment with a competitor within two years after the date of exercise of all or any portion of an Option, the optionee shall pay to the Company an amount equal to the excess of the fair market value of the shares as to which the Option was exercised on that date, over the price paid for such shares. The Option Plan Committee may, in its discretion and without stockholder approval, release the optionee from this repayment requirement if the Option Plan Committee determines that the optionee's acceptance of employment with a competitor is not adverse to the interests of the Company.

         The following description of the federal income tax consequences of Options and Other Rights is general and does not purport to be complete.

         Tax Treatment of Options. An optionee realizes no taxable income when an NSO is granted. Instead, the difference between the fair market value of the Common Stock subject to the NSO and the exercise price paid is taxed as ordinary compensation income when the NSO is exercised. The difference is measured and taxed as of the date of exercise, if the stock is not subject to a "substantial risk of forfeiture," or as of the date or dates on which the risk terminates in other cases. An optionee may elect to be taxed on the difference between the exercise price and the fair market value of the Common Stock on the date of exercise, even though some or all of the Common Stock acquired is subject to a substantial risk of forfeiture. Gain on the subsequent sale of the Common Stock is taxed as capital gain. The Company receives no tax deduction on the grant of a NSO, but is entitled to a tax deduction when the optionee recognizes taxable income on or after exercise of the NSO, in the same amount as the income recognized by the optionee.

         Generally, an optionee incurs no federal income tax liability on either the grant or the exercise of an ISO, although an optionee will generally have taxable income for alternative minimum tax purposes at the time of exercise equal to the excess of the fair market value of the stock acquired over the exercise price. If the shares of Common Stock are held for at least one year after the date of exercise of the related ISO and at least two years after its date of grant, any gain realized on subsequent sale of the stock will be taxed as long-term capital gain. If the stock is disposed of within a shorter period of time, the optionee will be taxed as if the optionee had then received ordinary compensation income in an amount equal to the difference between the fair market value of the stock on the date of exercise of the ISO and its fair market value on its date of grant. The Company receives no tax deduction on the grant or exercise of an ISO, but is entitled to a tax deduction if the optionee recognizes taxable income on account of a premature disposition of ISO stock, in the same amount and at the same time as the optionee's recognition of income.

         Tax Treatment of SARs. A recipient incurs no imputed income upon the grant of an SAR, but upon its exercise realizes ordinary compensation income in an amount equal to the cash or cash equivalent that he received at that time. If the recipient receives shares of Common Stock upon exercise of the SAR, the recipient incurs imputed income measured by the difference between the base amount set forth in the SAR agreement and the fair market value of the Common Stock at the exercise date (or, if at the exercise date the stock is subject to a substantial risk of forfeiture, at the date or dates on which the risk expires).

         Tax Treatment of Restricted Stock. A person who receives a grant of Restricted Stock generally will not recognize taxable income at the time the award is received, but will recognize ordinary compensation income when restrictions constituting a substantial risk of forfeiture lapse. The amount of imputed income will be equal to the excess of the aggregate fair market value, as of the date the restrictions lapse, over the amount (if any) paid by the holder for the Restricted Stock. Alternatively, a recipient of Restricted Stock may elect to be taxed on the excess of the fair market value of the Restricted Stock at the time of grant over the amount (if any) paid by the recipient for the Restricted Stock, notwithstanding the restrictions on the stock. All such taxable amounts are deductible by the Company at the time and in the amount of the ordinary compensation income recognized by the recipient of the Restricted Stock.

         Parachute Payments. Under certain circumstances, an accelerated vesting or the cash out of Options or Other Rights in connection with a Change of Control (as defined below) of the Company might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, a Participant may be subject to a 20% excise tax and the Company may be denied an income tax deduction.

         Effect of Certain Corporate Transactions. If the Company merges or consolidates with one or more corporations (whether or not the Company is the surviving corporation) while unexercised Options or SARs remain outstanding under the Stock Incentive Plan, or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets to another entity, or upon a Change of Control (any of these events is hereafter referred to as a "Transaction"), then, except as otherwise specifically provided to the contrary in any applicable agreement, the Option Plan Committee, in its discretion, may amend the terms of all outstanding Options and SARs so that either: (i) the optionees shall be given an opportunity to exercise all outstanding Options and SARs according to their terms during the period of 20 days ending on the day preceding the effective date of the Transaction, and any Options and SARs that are still outstanding and unexercised as of the effective date of the
Transaction shall be cancelled; (ii) after the effective date of the Transaction, each optionee shall be entitled, upon exercise of an Option or SAR, to receive in lieu of shares of Common Stock the number and class of shares of such stock or other securities to which such person would have been entitled pursuant to the terms of the Transaction as the holder of record of the number of shares of Common Stock as to which the Option or SAR is being exercised, or shall be entitled to receive from the successor entity a new stock option or stock appreciation right of comparable value; or (iii) all outstanding Options and SARs shall be cancelled as of the effective date of the Transaction and the optionee shall receive cash or other consideration with a value equal to the value of the shares the optionee would have received had the Option then been exercised (to the extent exercisable). If the Option Plan Committee adopts the course of action described in clause (i) of the preceding sentence, it may, in its sole discretion, accelerate the vesting of an Option or SAR that is not immediately exercisable.

         A "Change of Control" shall be deemed to have occurred if any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) becomes the beneficial owner of 50% or more of the outstanding Common Stock, and within the period of 24 consecutive months immediately thereafter, individuals other than (i) individuals who at the beginning of such period constitute the entire Board of Directors or (ii) individuals whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of the period, become a majority of the Board of Directors.

         Amendments to Stock Incentive Plan. The Board of Directors may modify, revise or terminate the Stock Incentive Plan at any time and from time to time, except that approval of the stockholders of the Company is required with respect to any amendment that changes the aggregate number of Reserved Shares that may be issued under Options or granted pursuant to the Stock Incentive Plan, changes the class of employees or other persons eligible to receive Options or Other Rights, reduces the exercise price of any ISO, extends the latest date on which an ISO can be exercised, increases materially the benefits accruing to any person under the Stock Incentive Plan, or makes any other change that requires stockholder approval under applicable law.

Required Vote

         The affirmative vote of holders of a majority of the shares cast at the Annual Meeting is required to approve the amendment of the Stock Incentive Plan to increase the number of shares of Common Stock issuable thereunder to 1,400,000.

         The Board of Directors recommends that the stockholders vote FOR the approval of the amendment to the Stock Incentive Plan.

                                     ITEM 4
           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         Subject to ratification by the stockholders, the Board of Directors has selected the firm of Arthur Andersen LLP as the Company's independent public accountants for the current year. Arthur Andersen LLP has served as the Company's independent public accountants since 1988.

         Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

         If the stockholders do not ratify the selection of Arthur Andersen LLP as the Company's independent public accountants, the selection of accountants will be reconsidered by the Board of Directors.

Required Vote

         The affirmative vote of holders of a majority of the shares cast at the Annual Meeting is required to ratify the selection of Arthur Andersen LLP.

         The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of Arthur Andersen LLP to serve as the Company's independent public accountants for the current fiscal year.


                             ADDITIONAL INFORMATION

Other Matters

         The Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their best judgment on such matters.


Section 16(a) of Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires the Company's officers and Directors, and persons who own more than ten per cent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC"). Such officers, Directors and ten per cent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such forms received by it, or written representation from certain reporting persons that they were not required to file a Form 5, the Company believes that, during the fiscal year ended December 31, 1996, its officers, Directors and ten per cent stockholders complied with all Section 16(a) filing requirements applicable to such persons, except that David S. Wendell, Kenneth F. Radtke, Jr.

and Jean A. Bua, all officers of the Company, filed their initial statements of beneficial ownership on Form 3 late.

Proposals of Stockholders

         The Company expects to hold its 1998 Annual Meeting on May __, 1998. A stockholder who intends to present a proposal at the 1998 Annual Meeting of Stockholders for inclusion in the Company's 1998 proxy statement and proxy card relating to that meeting must submit the proposal by January __, 1998. In order for the proposal to be included in the proxy statement, the stockholder submitting the proposal must meet certain eligibility standards and comply with certain procedures established by the SEC, and the proposal must comply with the requirements as to form and substance established by applicable laws and regulations. The proposal must be mailed to the Company's principal executive office, at the address stated herein, and should be directed to the attention of the Chief Financial Officer.

                                          By Order of the Board of Directors



                                          JAS. MURRAY HOWE, Secretary

April 30, 1997

                                                April 30, 1997


Dear Stockholder:

         It is a pleasure to invite you to the Company's 1997 Annual Meeting in Boston, Massachusetts on Thursday, May 29, 1997, at 10:00 a.m., local time, at the offices of Sullivan & Worcester LLP, 23rd Floor, One Post Office Square, Boston, Massachusetts.

         The Annual Report to Stockholders, Notice of Meeting, proxy statement and form of proxy are included herein. The matters listed in the Notice of Meeting are described in detail in the proxy statement.

         The vote of every stockholder is important. Mailing your completed proxy will not prevent you from voting in person at the meeting if you wish to do so.

         Please sign, date and promptly mail your proxy. Your cooperation will be greatly appreciated.

         Your Board of Directors and management look forward to greeting those stockholders who are able to attend.

                                                   Sincerely,


                                                   C. RICHARD REESE
                                                   Chairman of the Board and
                                                     Chief Executive Officer

                                     [FRONT]


                           IRON MOUNTAIN INCORPORATED
                               745 ATLANTIC AVENUE
                           BOSTON, MASSACHUSETTS 02111

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints C. RICHARD REESE, DAVID S. WENDELL AND EUGENE B. DOGGETT, and each of them, as proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes a majority of them, or any one if only one be present, to represent and to vote, as designated on the reverse hereof, all the Common Stock, $.01 par value per share, of Iron Mountain Incorporated held of record by the undersigned or with respect to which the undersigned is entitled to vote or act at the Annual Meeting of Stockholders to be held on May 29, 1997 or any adjournment or postponement thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholders. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 4.

Address Change/Comments:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                  (Continued and to be signed on Reverse Side)
                                   SEE REVERSE
                                      SIDE

                                     [BACK]


|X|      Please mark votes as in
         this example


1. Election of the following Directors:

                           FOR        WITHHOLD
   C. Richard Reese        / /          / /

                           FOR        WITHHOLD
   Arthur D. Little        / /          / /

 2. Proposal to increase the number        FOR    AGAINST   ABSTAIN
    of authorized shares of Common         / /     / /        / /
    Stock from 13,000,000 to
    20,000,000.

3. Proposal to increase the number         FOR    AGAINST    ABSTAIN
   of shares of Common Stock               / /     / /        / /
   authorized for issuance under the
   Company's Stock Incentive Plan
   from 1,000,000 to 1,400,000.

 4. Ratification of the selection by the   FOR   AGAINST   ABSTAIN
    Board of Directors of Arthur           / /     / /        / /
    Andersen LLP as independent
    public accountants for 1997.

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


MARK HERE IF COMMENTS OR ADDRESS CHANGE  HAVE   / /
BEEN NOTED ON THE REVERSE SIDE OF THIS CARD.

       Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer or if a partnership, please sign in partnership name by an authorized person.



Signature:                                             Date:

Signature:                                             Date:

                           IRON MOUNTAIN INCORPORATED1

                            1995 STOCK INCENTIVE PLAN


         1.       PURPOSE

         The purpose of this 1995 Stock Incentive Plan (the "Plan") is to encourage key employees, directors, and consultants of Iron Mountain Incorporated (the "Company") and its Subsidiaries (as hereinafter defined) to continue their association with the Company, by providing favorable opportunities for them to participate in the ownership of the Company and in its future growth through the granting of awards ("Awards") of stock, stock options, and other rights to compensation in amounts determined by the value of the Company's stock. The term "Subsidiary" as used in the Plan means a corporation of which the Company owns, directly or indirectly through an unbroken chain of ownership, fifty percent (50%) or more of the total combined voting power of all classes of stock.


         2.  ADMINISTRATION OF THE PLAN

         The Plan shall be administered by the Board of Directors of the Company (the "Board") or, in the discretion of the Board, a committee or subcommittee of the Board (the "Committee"), appointed by the Board and composed of at least two
(2) members of the Board. In the event that a vacancy on the Committee occurs on account of the resignation of a member or the removal of a member by vote of the Board, a successor member shall be appointed by vote of the Board. All references in the Plan to the "Committee" shall be understood to refer to the Committee or the Board, whoever shall administer the Plan.

         For so long as Section 16 of the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), is applicable to the Company, each member of the Committee shall be a "non-employee director" or the equivalent within the meaning of Rule 16b-3 under the Exchange Act, and, for so long as Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), is applicable to the Company, an "outside director" within the meaning of Section 162 of the Code and the regulations thereunder. The Committee shall select those persons to receive Awards under the Plan ("Participants") and determine the terms and conditions of all Awards.

         The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum, and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee, shall be the valid acts of the Committee. The Committee shall have the authority to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. All questions of interpretation and application of such

--------
   1 Incorporates amendments adopted by the Board of Directors on March 3, 1997.

rules and regulations, of the Plan and of options granted thereunder (the "Options"), and of Common Stock transferred subject to restrictions under the Plan ("Restricted Stock"), and stock appreciation rights granted under the Plan ("SARs") (collectively, "Other Rights") shall be subject to the determination of the Committee, which shall be final and binding.

         With respect to persons subject to Section 16 of the Exchange Act ("Insiders"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed to be modified so as to be in compliance with such Rule, or, if such modification is not possible, it shall be deemed to be null and void, to the extent permitted by law and deemed advisable by the Committee.

         The Plan shall be administered in such a manner as to permit those Options granted hereunder and specially designated under Section 5 to qualify as incentive stock options as described in Section 422 of the Code.


         3.  STOCK SUBJECT TO THE PLAN

         The total number of shares of stock which may be subject to Options and Other Rights under the Plan shall be 1,400,000 of the Company's outstanding Class A Common Stock, $0.01 par value per share, from either authorized but unissued shares or treasury shares. For purposes of the limitation set forth in the preceding sentence, options granted under the Iron Mountain Information Services, Inc. Stock Option Plan and outstanding on the effective date of this Plan shall be treated as Options. The number of shares stated in this Section 3 shall be subject to adjustment in accordance with the provisions of Section 11. Shares of Restricted Stock that fail to vest, and shares of Common Stock subject to an Option that is neither fully exercised prior to its expiration or other termination nor terminated by reason of the exercise of an SAR related to the Option, shall again become available for grant under the terms of the Plan.

         The total amount of the Common Stock with respect to which Options and Other Rights may be granted to any single employee under the Plan shall not exceed in the aggregate 250,000 shares.

         The Company intends that the Plan shall apply to "common stock" proposed to be issued as a result of the Company's recapitalization in connection with an offering of "common stock" proposed to be registered under the Securities Act of 1933, as amended (the "Securities Act"), and intends that the provisions of Section 11 of the Plan shall be construed so as to achieve this result.

         4.  ELIGIBILITY

         The individuals who shall be eligible for grant of Options and Other Rights under the Plan shall be key employees, directors and other individuals who render services of special importance to the management, operation, or development of the Company or a Subsidiary, and who have contributed or may be expected to contribute materially to the success of the Company or a Subsidiary. Incentive stock options ("ISOs") shall not be granted to any individual who is not an employee of the Company or a Subsidiary. The term "Optionee," as used in the Plan, refers to any individual to whom an Option or Other Right has been granted.

         5.  TERMS AND CONDITIONS OF OPTIONS

         Every Option shall be evidenced by a written Stock Option Agreement in such form as the Committee shall approve from time to time, specifying the number of shares of Common Stock that may be purchased pursuant to the Option, the time or times at which the Option shall become exercisable in whole or in part, whether the Option is intended to be an ISO or a non-qualified stock option ("NSO"), and such other terms and conditions as the Committee shall approve, and containing or incorporating by reference the following terms and conditions:

                  (a) Duration. The duration of each Option shall be as specified by the Committee in its discretion; provided, however, that no ISO shall expire later than ten (10) years from its date of grant, and no ISO granted to an employee who owns (directly or under the attribution rules of Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary shall expire later than five (5) years from its date of grant.

                  (b) Exercise Price. The exercise price of each Option shall be any lawful consideration, as specified by the Committee in its discretion; provided, however, that the price with respect to an ISO shall be at least one hundred percent (100%) of the fair market value of the shares on the date on which the Committee awards the Option, which shall be considered the date of grant of the Option for purposes of fixing the price; and provided further that the price with respect to an ISO granted to an employee who at the time of grant owns (directly or under the attribution rules of Section 424(d) of the Code) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or of any Subsidiary shall be at least one hundred ten percent (110%) of the fair market value of the shares on the date of grant of the ISO. For purposes of the Plan, except as may be otherwise explicitly provided in the Plan or in any Stock Option Agreement, Restricted Stock Agreement, SAR Agreement or similar document, the "fair market value" of a share of Common Stock at any particular date shall be determined according to the following rules: (i) if the Common Stock is not at the time listed or admitted to trading on a stock exchange or the Nasdaq National Market, the fair market value shall be the closing price of the Common Stock on the date in question in the over-the-counter market, as such price is reported in a publication of general circulation selected by the Board and regularly reporting the price of the Common Stock in such market; provided, however, that if the price of the Common Stock is not so reported, the fair market value shall be determined in good faith by the Board, which may take into consideration (1) the price paid for the Common Stock in the most recent trade of a substantial number of shares known to the Board to have occurred at arm's length between willing and knowledgeable investors, or (2) an appraisal by an independent party, or (3) any other method of valuation undertaken in good faith by the Board, or some or all of the above as the Board shall in its discretion elect; or (ii) if the Common Stock is at the time listed or admitted to trading on any stock exchange or the Nasdaq National Market, then the fair market value shall be the mean between the lowest and highest reported sale prices (or the lowest reported bid price and the highest reported asked price) of the Common Stock on the date in question on the principal exchange on which the Common Stock is then listed or admitted to trading. If no reported sale of Common Stock takes place on the date in question on the principal exchange or the Nasdaq National Market, as the case may be, then the reported closing sale price (or the reported closing asked price) of the Common Stock on such date on the principal exchange or the Nasdaq National Market, as the case may be, shall be determinative of fair market value.

                  (c) Method of Exercise. To the extent that it has become exercisable under the terms of the Stock Option Agreement, an Option may be exercised from time to time by written notice to the Chief Financial Officer of the Company or his designee stating the number of shares with respect to which the Option is being exercised and accompanied by payment of the exercise price in cash or check payable to the Company, or, if the Stock Option Agreement so provides, other payment or deemed payment described in this subsection 5(c). Such notice shall be delivered in person or by facsimile transmission to the Chief Financial Officer of the Company or his designee or shall be sent by registered mail, return receipt requested, to the Chief Financial Officer of the Company or his designee, in which case delivery shall be deemed made on the date such notice is deposited in the mail.

                  Alternatively, payment of the exercise price may be made:

                           (1) In whole or in part,  in shares  of Common  Stock
                  already owned by the Optionee or to be received upon exercise of the Option, provided that such shares are fully vested and free of all liens, claims, and encumbrances of any kind; provided, further, that the Optionee may not make payment in shares of Common Stock that he acquired upon the earlier exercise of any ISO, unless he has held the shares until at least two (2) years after the date the ISO was granted and at least one (1) year after the date the ISO was exercised. If payment is made in whole or in part in shares of Common Stock, then the Optionee shall deliver to the Company certificates registered in his name representing a number of shares of Common Stock legally and beneficially owned by him, fully vested and free of all liens, claims, and encumbrances of every kind and having a fair market value on the date of delivery that is not greater than the exercise price, such certificates to be duly endorsed, or accompanied by stock powers duly endorsed, by the record holder of the shares represented by such certificates. If the exercise price exceeds the fair market value of the shares for which certificates are delivered, the Optionee shall also deliver cash or a check payable to the order of the Company in an amount equal to the amount of that excess, or, if the Stock Option Agreement so provides, his promissory note as described in the next following paragraph of this subsection 5(c); or

                           (2) In whole or in part by delivery of the Optionee's
                  recourse promissory note, in a form specified by the Company, secured by the Common Stock acquired upon exercise of the Option and such other security as the Committee may require.

                  Alternatively, Options may be exercised by means of a "cashless exercise" procedure in which a broker: (i) transmits the option price to the Company in cash or acceptable cash equivalents, either (1) against the Optionee's notice of exercise and the Company's confirmation that it will deliver to the broker stock certificates issued in the name of the broker for at least that number of shares having a fair market value equal to the option price, or (2) as the proceeds of a margin loan to the Optionee; or (ii) agrees to pay the option price to the Company in cash or acceptable cash equivalents upon the broker's receipt from the Company of stock certificates issued in the name of the broker for at least that number of shares having a fair market value equal to the option price.

                  At the time specified in an Optionee's notice of exercise, the Company shall, without issue or transfer tax to the Optionee, deliver to him at the main office of the Company, or such other place as shall be mutually acceptable, a certificate for the shares as to which his Option is exercised. If the Optionee fails to pay for or to accept delivery of all or any part of the number of shares specified in his notice upon tender of delivery thereof, his right to exercise the Option with respect to those shares shall be terminated, unless the Company otherwise agrees.

                  (d) Reload Options. The Committee may, in its discretion, provide in the terms of any Stock Option Agreement that if the Optionee delivers shares of Common Stock already owned or to be received upon exercise of the Option in full or partial payment of the option price, or in full or partial payment of the tax withholding obligations incurred on account of the exercise of the Option, the Optionee shall, either automatically and immediately upon such exercise, or in the discretion of the Committee upon such exercise, be granted a new option (a "Reload Option") to purchase that number of shares of Common Stock delivered by the Optionee to the Company, on such terms and conditions as the Committee may determine under the terms of the Plan. The exercise price for shares subject to a Reload Option shall be not less than one hundred percent (100%) of the fair market value of the shares on the date of grant of the Reload Option, and the duration of a Reload Option shall be equal to the unexpired term of the exercised Option on the date of exercise.

                  (e) Notice of ISO Stock Disposition. The Optionee must notify the Company promptly in the event that he sells, transfers, exchanges or otherwise disposes of any shares of Common Stock issued upon exercise of an ISO, before the later of (i) the second anniversary of the date of grant of the ISO, and (ii) the first anniversary of the date the shares were issued upon his exercise of the ISO.

                  (f) Effect of Cessation of Employment. The Committee shall determine in its discretion and specify in each Stock Option Agreement the effect, if any, of the termination of the Optionee's employment upon the exercisability of the Option.

                  (g) No Rights as Stockholder. An Optionee shall have no rights as a stockholder with respect to any shares covered by an Option until the date of issuance of a certificate to him for the shares. No adjustment shall be made for dividends or other rights for which the record date is earlier than the date the certificate is issued, other than as required or permitted pursuant to Section 11.

                  (h) Substituted Option. With the consent of the Optionee, the Committee shall have the authority at any time and from time to time to terminate any outstanding Option and grant in substitution for it a new Option covering the same number or a different number of shares, provided that the option price under the new Option shall be no less than the fair market value of the Common Stock on the date of grant of the new Option.

         6.  STOCK APPRECIATION RIGHTS

         The Committee may grant SARs in respect of such number of shares of Common Stock subject to the Plan as it shall determine, in its discretion, and may grant SARs either separately or in connection with Options, as described in the following sentence. An SAR granted in connection with an Option may be exercised only to the extent of the surrender of the related Option, and to the extent of the exercise of the related Option the SAR shall terminate. Shares of Common Stock covered by an Option that terminates upon the exercise of a related SAR shall cease to be available under the Plan. The terms and conditions of an SAR related to an Option shall be contained in the Stock Option Agreement, and the terms of an SAR not related to any Option shall be contained in an SAR Agreement.

         Upon exercise of an SAR, the Optionee shall be entitled to receive from the Company an amount equal to the excess of the fair market value, on the exercise date, of the number of shares of Common Stock as to which the SAR is exercised, over the exercise price for those shares under a related Option, or if there is no related Option, over the base value stated in the SAR Agreement. The amount payable by the Company upon exercise of an SAR shall be paid in the form of cash or other property (including Common Stock of the Company), as provided in the Stock Option Agreement or SAR Agreement governing the SAR.

         All grants of SARs to Insiders shall be capable of being settled only for cash and may not be granted in connection with an Option. If an SAR is awarded to a person who is not an Insider at the time of award but subsequently becomes an Insider, it shall be deemed to be amended to provide that it may be settled only in cash while such person is an Insider.

         7.  RESTRICTED STOCK

         The Committee may grant or award shares of Restricted Stock in respect of such number of shares of Common Stock, and subject to such terms or conditions, as it shall determine and specify in a Restricted Stock Agreement.

         A holder of Restricted Stock shall have all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends, unless the Committee shall otherwise determine. Certificates representing Restricted Stock shall be imprinted with a legend to the effect that the shares represented may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the Restricted Stock Agreement, and, if the Committee so determines, the Optionee may be required to deposit the certificates with an escrow agent designated by the Committee, together with a stock power or other instrument of transfer appropriately endorsed in blank.

   8.  SPECIAL BONUS GRANTS AND LOANS

         In its discretion, the Committee may grant in connection with any NSO or grant of Restricted Stock a special cash bonus in an amount not to exceed the lesser of (i) the combined federal, state and local income tax liability incurred by the Optionee as a consequence of his acquisition of stock pursuant to the exercise of the NSO or the grant or vesting of the Restricted Stock, and the related special bonus, or (ii) thirty percent (30%) of the imputed income realized by the Optionee on account of such exercise or vesting and the related special bonus. The Committee may, in its discretion, estimate the amount of the tax liability described in clause (i) of the immediately preceding sentence, using formulae or methods uniformly applied to Optionees in similar circumstances, without regard to the particular circumstances of an individual Optionee. A special bonus shall be payable solely to federal, state, and local taxing authorities for the benefit of the Optionee at such time or times as withholding payments of income tax may be required. A special bonus may be granted simultaneously with a related NSO or Restricted Stock grant or separately with respect to an outstanding NSO or Restricted Stock granted at an earlier date. In the event that an NSO with respect to which a special bonus has been granted becomes exercisable by the personal representative of the estate of the Optionee, or that Restricted Stock with respect to which a special bonus has been granted shall vest after the death of an Optionee, the bonus shall be payable to or for the benefit of the estate in the same manner and to the same extent as it would have been payable for the benefit of the Optionee had he survived to the date of exercise or vesting.

         In the Committee's discretion, a Stock Option Agreement or Restricted Stock Agreement may provide that to the extent that an Optionee does not receive a special bonus of the maximum amount permissible under this Section 8, the Company shall lend the Optionee an amount no greater than the excess of such maximum over the special bonus (if any) paid to the Optionee, for such term and at such rate of interest (or no interest) and on such further terms and conditions as the Committee determines.

         9.  OPTIONS AND OTHER RIGHTS VOIDABLE

         If an individual to whom a grant has been made fails to execute and deliver to the Committee a Stock Option Agreement, SAR Agreement or Restricted Stock Agreement within thirty (30) days after it is submitted to him, the Option or Other Rights granted under the agreement shall be voidable by the Company at its election, without further notice to the Optionee.

         10. REQUIREMENTS OF LAW

         The Company shall not be required to transfer any Restricted Stock or to sell or issue any shares upon the exercise of any Option or SAR if the issuance of such shares will result in a violation by the Optionee or the Company of any provisions of any law, statute or regulation of any governmental authority. Specifically, in connection with the Securities Act, upon the transfer of Restricted Stock or the exercise of any Option or SAR the Company shall not be required to issue shares unless the Board has received evidence satisfactory to it to the effect that the holder of the Option or Other Right will not transfer such shares except pursuant to a registration statement in effect under the Securities Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Board shall be conclusive. The Company shall not be obligated to take any other affirmative action in order to cause the transfer of Restricted Stock or the exercise of an Option or SAR to comply with any law or regulations of any governmental authority, including, without limitation, the Securities Act or applicable state securities laws.

         11.  CHANGES IN CAPITAL STRUCTURE

         In the event that the outstanding shares of Common Stock are hereafter changed for a different number or kind of shares or other securities of the Company, by reason of a reorganization, recapitalization, exchange of shares, stock split, combination of shares or dividend payable in shares or other securities, a corresponding adjustment shall be made by the Committee in the number and kind of shares or other securities covered by outstanding Options and Other Rights, and for which Options or Other Rights may be granted under the Plan. Any such adjustment in outstanding Options or Other Rights shall be made without change in the total price applicable to the unexercised portion of the Option, but the price per share specified in each Stock Option Agreement or agreement as to Other Rights shall be correspondingly adjusted; provided, however, that no adjustment shall be made with respect to an ISO that would constitute a modification as defined in Section 424 of the Code. Any such adjustment made by the Committee shall be conclusive and binding upon all affected persons, including the Company and all Optionees.

         If while unexercised Options or SARs remain outstanding under the Plan the Company merges or consolidates with a wholly-owned subsidiary for the purpose of reincorporating itself under the laws of another jurisdiction, the Optionees will be entitled to acquire shares of Common Stock of the reincorporated Company upon the same terms and conditions as were in effect immediately prior to such reincorporation (unless such reincorporation involves a change in the number of shares or the capitalization of the Company, in which case proportional adjustments shall be made as provided above) and the Plan, unless otherwise rescinded by the Board, will remain the Plan of the reincorporated Company.

         Except as otherwise provided in the preceding paragraph, if while unexercised Options or SARs remain outstanding under the Plan the Company merges or consolidates with one or more corporations (whether or not the Company is the surviving corporation), or is liquidated or sells or otherwise disposes of substantially all of its assets to another entity, or upon a Change of Control (as defined herein), then, except as otherwise specifically provided to the contrary in an Optionee's Stock Option Agreement, SAR Agreement or Restricted Stock Agreement, the Committee, in its discretion, shall amend the terms of all outstanding Options and SARs so that either:

                  (i) after the effective date of such merger, consolidation, sale or Change of Control, as the case may be, each Optionee shall be entitled, upon exercise of an Option or SAR, to receive in lieu of shares of Common Stock the number and class of shares of such stock or other securities to which he would have been entitled pursuant to the terms of the merger, consolidation, sale or Change of Control if he had been the holder of record of the number of shares of Common Stock as to which the Option or SAR is being exercised, or shall be entitled to receive from the successor entity a new stock option or stock appreciation right of comparable value; or

                  (ii) all outstanding Options and SARs shall be cancelled as of the effective date of any such merger, consolidation, liquidation, sale or Change of Control, provided that each Optionee shall have the right to exercise his Option or SAR according to its terms during the period of twenty (20) days ending on the day preceding the effective date of such merger, consolidation, liquidation, sale or Change of Control; and in addition to the foregoing, the Committee may in its discretion amend the terms of an Option or SAR by cancelling some or all of the restrictions on its exercise, to permit its exercise pursuant to this paragraph (ii) to a greater extent than that permitted on its existing terms; or

                  (iii) all outstanding Options and SARs shall be cancelled as of the effective date of any such merger, consolidation, liquidation, sale or Change of Control in exchange for consideration in cash or in kind, which consideration in both cases shall be equal in value to the value of those shares of stock or other securities the Optionee would have received had the Option been exercised (to the extent then exercisable) and no disposition of the shares acquired upon such exercise had been made prior to such merger, consolidation, liquidation, sale or Change in Control, less the option price therefor. Upon receipt of such consideration by the Optionee, his or her Option shall immediately terminate and be of no further force and effect. The value of the stock or other securities the Optionee would have received if the Option had been exercised shall be determined in good faith by the Committee, and in the case of shares of the Common Stock of the Company, in accordance with the provisions of Section 5(b).

         A "Change of Control" of the Company shall be deemed to have occurred if any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) other than a trust related to an employee benefit plan maintained by the Company becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of fifty percent (50%) or more of the Company's outstanding Common Stock, and within the period of twenty-four (24) consecutive months immediately thereafter, individuals other than (a) individuals who at the beginning of such period constitute the entire Board of Directors or (b) individuals whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, become a majority of the Board of Directors.

         Except as expressly provided to the contrary in this Section 11, the issuance by the Company of shares of stock of any class for cash or property or for services, either upon direct sale or upon the exercise of rights or warrants, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect the number, class or price of shares of Common Stock then subject to outstanding Options or SARs.

         12.  FORFEITURE FOR DISHONESTY

         Notwithstanding anything to the contrary in the Plan, if the Board determines, after full consideration of the facts presented on behalf of both the Company and an Optionee, that the Optionee has been engaged in fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his employment by the Company or a Subsidiary, which damaged the Company or Subsidiary, or has disclosed trade secrets or other proprietary information of the Company or a Subsidiary, (a) the Optionee shall forfeit all unexercised Options and all exercised Options under which the Company has not yet delivered the certificates, and (b) the Company shall have the right to repurchase all or any part of the shares of Common Stock acquired by the Optionee upon the earlier exercise of any Option, at a price equal to the amount paid to the Company upon such exercise, increased by an amount equal to the interest that would have accrued in the period between the date of exercise of the Option and the date of such repurchase upon a debt in the amount of the exercise price, at the prime rate(s) announced from time to time during such period in the Federal Reserve Statistical Release Selected Interest Rates. The decision of the Board as to the cause of an Optionee's discharge and the damage done to the Company or a Subsidiary shall be final, binding, and conclusive. No decision of the Board, however, shall affect in any manner the finality of the discharge of an Optionee by the Company or a Subsidiary.

         13.  MISCELLANEOUS

         (a) Nonassignability of Other Rights. No Other Rights shall be assignable or transferable by the Optionee except by will or the laws of descent and distribution. During the life of the Optionee, Other Rights shall be exercisable only by the Optionee.

         (b) No Guarantee of Employment. Neither the Plan nor any Stock Option Agreement, SAR Agreement or Restricted Stock Agreement shall give an employee the right to continue in the employment of the Company or a Subsidiary, or give the Company or a Subsidiary the right to require an employee to continue in employment.

         (c) Tax Withholding. To the extent required by law, the Company shall withhold or cause to be withheld income and other taxes with respect to any income recognized by an Optionee by reason of the exercise or vesting of an Option or Other Right, or a cash bonus paid in connection with such exercise or vesting, and as a condition to the receipt of any Option or Other Right or related cash bonus the Optionee shall agree that if the amount payable to him by the Company and any Subsidiary in the ordinary course is insufficient to pay such taxes, then he shall upon the request of the Company pay to the Company an amount sufficient to satisfy its tax withholding obligations.

         Without limiting the foregoing, the Committee may in its discretion permit any Optionee's withholding obligation to be paid in whole or in part in the form of shares of Common Stock, by withholding from the shares to be issued or by accepting delivery from the Optionee of shares already owned by him. The fair market value of the shares for such purposes shall be determined as set forth in Section 5(b). An Optionee may not make any such payment in the form of shares of Common Stock acquired upon the exercise of an ISO until the shares have been held by him for at least two (2) years after the date the ISO was granted and at least one (1) year after the date the ISO was exercised. If payment of withholding taxes is made in whole or in part in shares of Common Stock, the Optionee shall deliver to the Company certificates registered in his name representing shares of Common Stock legally and beneficially owned by him, fully vested and free of all liens, claims, and encumbrances of every kind, duly endorsed or accompanied by stock powers duly endorsed by the record holder of the shares represented by such certificates. If the Optionee is subject to Section 16(a) of the Exchange Act, his ability to pay his withholding obligation in the form of shares of Common Stock shall be subject to such additional restrictions as may be necessary to avoid any transaction that might give rise to liability under Section 16(b) of the Exchange Act.

         (d) Use of Proceeds. The proceeds from the sale of shares pursuant to Options or Other Rights shall constitute general funds of the Company.

         14.  EFFECTIVE DATE, DURATION, AMENDMENT AND
                  TERMINATION OF PLAN

         The Plan shall be effective as of November 30, 1995, subject to ratification by (a) the holders of a majority of the outstanding shares of capital stock present, or represented, and entitled to vote thereon (voting as a single class) at a duly held meeting of the shareholders of the Company, or (b) by the written consent of the holders of a majority (or such greater degree as may be prescribed under the Company's charter, by-laws, and applicable state law) of the capital stock of the issuer entitled to vote thereon (voting as a single class) within twelve (12) months after such date. Options that are conditioned upon such ratification of the Plan by the shareholders may be granted prior to such ratification. The Committee may grant Options and Other Rights under the Plan from time to time until the close of business on November 26, 2005. The Board may at any time amend the Plan, provided, however, that without approval of the Company's stockholders there shall be no: (i) increase in the total number of shares covered by the Plan, except by operation of the provisions of Section 11, or the aggregate number of shares of Common Stock which may be issued to any single employee; (ii) change in the class of individuals eligible to receive Options or Other Rights; (iii) reduction in the exercise price of any ISO; (iv) extension of the latest date upon which any ISO may be exercised; (v) material increase of the obligations of the Company or rights of any Optionee under the Plan or any Option or Other Rights granted pursuant to the Plan; or (vi) other change in the Plan that requires stockholder approval under applicable law. No amendment shall adversely affect outstanding Options or Other Rights without the consent of the Optionee. The Plan may be terminated at any time by action of the Board, but any such termination will not terminate Options and Other Rights then outstanding, without the consent of the Optionee.